UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2009

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150110	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

114 West Magnolia Street, Suite 437, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (360) 392-2828

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant

April 9, 2009, Paul Young, the Company’s former President, Secretary, Treasurer and director, transferred 24,285,000 restricted shares of the Company’s common stock to (Michael) Hua Hu, the Company’s current President, Secretary, Treasurer and director. Mr. Hua Hu purchased the shares from personal funds in the amount of $250. Mr. Hua Hu now owns 62.81% of the issued and outstanding shares of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 13, 2009, Paul Young resigned as President, Secretary, Treasurer and a director of our company. As a result of the resignation of Mr. Young on April 13, 2009, we appointed (Michael) Hua Hu as President, Secretary, Treasurer and director of our company.

Since 2007, Mr. Hua Hu has been the Chairman and Chief Executive Officer of NAH Development Inc. From 2006 to 2007, Mr. Hua Hu was the Chairman and Director of Maple Leaf Reforestation Inc. From 2004 to 2006, Mr. Hua Hu was the Chief Executive Officer and director of North America Holdings Inc.

Our board of directors now consists of (Michael) Hua Hu and Hsi Chun Chiang

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE CANADA CHINA ENVIRONMENT INC.

/s/ (Michael) Hua Hu
(Michael) Hua Hu
Director

Date April 16, 2009